Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-234570) and Form S-8 (Nos. 333-249872, 333-236619, 333-230058, 333-223147, 333-216313, 333-210255, 333-202467 and 333-195384) of Adamas Pharmaceuticals, Inc. of our report dated February 23, 2021 relating to the financial statements, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
San Jose, California
February 23, 2021